EXHIBIT 10.3

LETTER OF INTENT FOR THE EXPLORATION AND EXPLOITATION OF THE MINING CONCESSIONS, THE SUBJECT HEREOF, THAT IS ENTERED INTO BY THE COMPANY NAMED MINERA APOLO, S.A. DE C.V. (HEREINAFTER REFERRED TO AS "MINERA APOLO"), REPRESENTED BY ITS PRESIDENT AND ATTORNEY-IN-FACT, MR. DONALD F. MCLEROY; AND BY THE COMPANY NAMED SIERRA MADRE RESOURCES, S.A. DE C.V. (HEREINAFTER REFERRED TO AS "SIERRA MADRE") REPRESENTED BY ITS ATTORNEY, LICENCIADO VICTOR GARCIA JIMENEZ, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

                                   STATEMENTS

I.     MINERA APOLO DECLARES, THROUGH ITS REPRESENTATIVE, THAT:

   a) It is a mining company duly organized and existing pursuant to the laws of the United Mexican States;

   b) It has the economic and legal capacity to be bound by the terms of this Letter of Intent;

   c) Its representative has the faculties necessary for the execution of this Letter of Intent, which have not been revoked or limited in any form whatsoever;

   d) It is the sole and legitimate holder of 100% (one hundred percent) of the rights derived from the mining concessions reflected in Exhibit A to this Letter of Intent, which are located in the Municipality of Pinos, State of Zacatecas, Mexico, hereinafter referred to collectively as the "Mining Concessions";

   e) The Mining Concessions are in force and current in compliance with all obligations established by the Mining Law and its Regulations and the Federal Fees Law (except for 4 (four) Mining Concessions - See Clause Second I (b), below), and as of the execution date of this Letter of Intent, no official communication whatsoever has been received or issued by the General Bureau of Mines or other authority that could affect the rights derived from the Mining Concessions in any form;

   f) The Mining Concessions are free of all kinds of liens, impediments or claims of third parties, royalties, including but not limited to attachments, expropriation, temporary occupation, debt, contingencies, obstacles or litigation that could affect the object of this Letter of Intent or reduce the value of the Mining Concessions;

   g) No type of obligation has been acquired with respect to any third party which prevents it from entering into this Letter of Intent, nor are there pending proceedings or possible proceedings that expose the Mining Concessions, or the validity of this Letter of Intent, to risk;



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   h)  Any available information with regard to the Mining Concessions has been delivered or disclosed to SIERRA MADRE; and

   i) The conditions and operations related to the Mining Concessions are in full compliance with the laws that govern environmental matters, and there are no orders or requirements in force related to environmental issues by which any remedy, work programs or expenses with respect to the Mining Concessions are sought, nor has it received any communication related to the foregoing, nor is it aware of there being any grounds on which such orders or requirements could be issued.

II.    SIERRA MADRE DECLARES, THROUGH ITS REPRESENTATIVE, THAT:

   a) It is a mining company duly organized and existing in accordance with the laws of the United Mexican States;

   b) It has the economic and legal capacity to be bound by the terms of this Letter of Intent; and

   c) Its representative has the faculties necessary for the execution of this Letter of Intent, which have not been revoked or limited in any form whatsoever.


                                     CLAUSES

FIRST.    GRANTING OF AN INITIAL OPTION

   a) Upon the signing of this Letter of Intent, MINERA APOLO shall grant SIERRA MADRE an exclusive Initial Option (the "Option") to, among other things, satisfy itself as to the legal status of the Mining Concessions, further review available geological and technical data pertaining to the Mining Concessions, to conduct any geological and technical programs it deems necessary and to decide if it wishes to proceed with the exploration and exploitation of the Mining Concessions. The term of this Option shall commence on the execution of this Letter of Intent and shall expire on the 90th day following the execution of this Letter of Intent (the "Option Period");

   b) During the Option Period, MINERA APOLO and SIERRA MADRE agree to finalize an Exploration and Exploitation Agreement (the "Agreement") with respect to the Mining Concessions, as per the principal terms and conditions of this Letter of Intent. The Agreement must be suitable for registration with the Public Registry of Mining. SIERRA MADRE'S signing of the Agreement shall be subject to the exercise of its Option before the end of the Option Period. If SIERRA MADRE signs the Agreement, MINERA APOLO shall be legally obligated to sign the Agreement;



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   c)  SIERRA MADRE shall pay MINERA APOLO US$24,000 on the execution of this
       Letter of Intent, which payment shall not be recoverable by SIERRA MADRE against any future Net Smelter Return ("NSR") royalty payments, as below, even if SIERRA MADRE exercises its Option to proceed with the exploration and exploitation of the Mining Concessions. The payment shall be payable solely in restricted shares of SIERRA MADRE'S United States parent company, Can-Cal Resources Ltd., a Nevada-based public company listed on the Over-The-Counter Bulletin Board ("OTC BB"), under the stock symbol:
       CCRE, pursuant to the United States Securities and Exchange Commission's Rule 144 ("restricted shares"). The number of restricted shares to be issued to MINERA APOLO shall be determined by dividing US$24,000 by the average of Can-Cal's closing share prices on the OTC BB during the 5
       (five) trading days prior to the signing of this Letter of Intent. The restricted shares of Can-Cal shall be delivered to the representative of MINERA APOLO at the company's address as noted in Clause Third, below, within 10 (ten) business days following the signing of this Letter of Intent. Under no circumstances shall MINERA APOLO be permitted to refuse receipt of the restricted shares;

   d) During the Option Period, MINERA APOLO shall be prohibited from selling or in any way granting any right or interest in the Mining Concessions to a third party and shall ensure that its rights to the Mining Concessions are maintained in force and current, in compliance with the Mining Law and all of its Regulations;

   e) During the Option period, MINERA APOLO shall grant SIERRA MADRE, free of charges and expenses, complete access to the Mining Concessions and to all data relating to the Mining Concessions in its possession, and SIERRA MADRE shall have the right to conduct any exploration and exploitation programs it deems appropriate on the Mining Concessions, at its own expense; and

   f)  MINERA APOLO shall not have the right to terminate the Option.


SECOND.   EXPLORATION AND EXPLOITATION AGREEMENT

I.   PRINCIPAL TERMS AND CONDITIONS OF THE AGREEMENT

In the Agreement, MINERA APOLO shall grant SIERRA MADRE an exclusive 100% interest in the exploration and exploitation rights, as applicable, to the Mining Concessions for the existing terms and any renewals thereof, and SIERRA MADRE shall:

   a) From the date of the execution of the Agreement, be responsible for preparing and filing the work programs due on the Mining Concessions, beginning with the 2005 work programs, which must be filed with the Public Registry of Mining during May 2006;



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   b)  Pay the past due mining taxes for the years 2002, 2003 and 2004, and the related accrued interest and penalties thereon as of the signing date of the Agreement, on the La Herradua Dorada V, VII and IX and La Pulga mining concessions. MINERA APOLO shall be responsible for paying the First Semester 2005 mining taxes on these 4 (four) concessions by the signing date of the Agreement. Any interest and penalty charges due on the late payment of the First Semester 2005 mining taxes by MINERA APOLO shall be the responsibility of SIERRA MADRE and shall be payable by the signing date of the Agreement. The total financial obligations of SIERRA MADRE pursuant to this Clause Second I (b) shall not exceed US$62,000. The signing of the Agreement shall be a condition precedent to SIERRA MADRE making the above payments on behalf of MINERA APOLO; and

   c) Be solely responsible for paying the mining taxes on the Mining Concessions, beginning with 2005 Second Semester mining taxes, which payment is due by the day 31 of July of 2005;

The remaining principal terms and conditions of the Agreement shall be, as follows:

    A.  EXPLORATION OF THE MINING CONCESSIONS.

    Following the exercise of its Option in Clause First, above, and the signing of the Agreement, SIERRA MADRE shall have the exclusive right to explore the Mining Concessions, at its discretion, until the end of the calendar year of 2008.

    B.  EXPLORATION WORK COMMITMENTS.

                                        MINIMUM               CUMULATIVE
           CALENDAR                    ANNUAL WORK               WORK
             YEAR                      COMMITMENT             COMMITMENT
           --------                    -----------            ----------

        Signing of the Agreement
          through the end of 2005       US$ -0-               US$ - 0
           2006                         US$250,000            US$250,000
           2007                         US$500,000            US$750,000
           2008                         US$1,250,000          US$2,000,000

   a) SIERRA MADRE may terminate the Agreement at any time by giving MINERA APOLO at least 30 (thirty) days advance written notice;

   b) If SIERRA MADRE terminates the Agreement and has not expended the cumulative work commitment for the calendar year in which the termination occurs, SIERRA MADRE shall pay MINERA APOLO, in cash, the difference between the cumulative work commitment for the calendar year of termination and the cumulative actual expenditures incurred by SIERRA MADRE up to the effective date of the termination;



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   c)  If SIERRA MADRE does not terminate the Agreement within 30 (thirty) days of the end of the calendar year of 2007, SIERRA MADRE shall be responsible for preparing a Scoping Study, reflecting the results of its exploration program through the end of the calendar year of 2008 or at an earlier date, if SIERRA MADRE terminates the Agreement during the calendar year of 2008. The Scoping Study, which shall be presented to MINERA APOLO within 3 (three) months following the end of the calendar year of 2008, or within 3 (three) months following any termination date during the calendar year of 2008, shall include a recommendation as to whether the results of SIERRA MADRE'S exploration activities justifies proceeding with the development of a mine. If SIERRA MADRE terminates the Agreement at any time prior to 30 (thirty) days before the end of the calendar year of 2007, SIERRA MADRE shall prepare and present to MINERA APOLO a detailed internal final report of its exploration programs, testing results and conclusions. The final report shall be presented to MINERA APOLO within 3 (three) months following the termination date; and

   d) Any calendar year's actual expenditures in excess of that calendar year's minimum annual work commitment shall be carried forward and credited towards future calendar years' cumulative work commitments.

   C.  EXPLOITATION OF THE MINING CONCESSIONS.

   a) If SIERRA MADRE'S Scoping Study recommends that the development of a mine is feasible, SIERRA MADRE shall have 2 (two) years from the date of the Scoping Study to complete a feasibility study, if warranted, and initiate commercial production at a minimum rate of 600 tonnes per day. In lieu of a feasibility study, SIERRA MADRE'S board of directors may elect to proceed with the development of the mine by way of a board resolution, which shall be provided to MINERA APOLO;

   b) SIERRA MADRE shall have the right to request up to a one-year extension for commissioning the mine, which MINERA APOLO must grant so long as SIERRA MADRE has demonstrated, by its efforts and expenditures, that it has made a good faith effort to commission the mine. SIERRA MADRE will be required to pay MINERA APOLO a US$25,000 penalty payment for every month that the commissioning of the mine extends beyond 2 (two) years from the date of the Scoping Study, up to a maximum 12-month extension or a maximum penalty payment of US$300,000. SIERRA MADRE shall not have the right to recover any penalty payments from MINERA APOLO;

   c) SIERRA MADRE shall be permitted to extend the date for commissioning the mine, without being required to make any penalty payments to MINERA APOLO, for every month of delay attributable to any unforeseen time delays due to Force Majeure, pursuant to Clause Second I (K), below; and



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   d)  If SIERRA MADRE elects to proceed with the development of a mine on the
       Mining Concessions after the Scoping Study has been presented to MINERA APOLO, MINERA APOLO will be obligated to transfer title to the Mining Concessions to SIERRA MADRE.

   D.  ADVANCE MINIMUM ROYALTY PAYMENTS.

   SIERRA MADRE shall pay, in cash, the following Advance Minimum Royalty Payments to MINERA APOLO:

        Day 1 of January of 2006                                     US$20,000
        6 months thereafter                                          US$50,000
        12 months thereafter                                         US$50,000
        18 months thereafter                                         US$55,000
        24 months thereafter                                         US$55,000
        30 months thereafter                                         US$60,000
        36 months thereafter and every six
           months after 36 months                                    US$60,000

        NOTE:

        All advance minimum royalty payments shall be recoverable at the same rate as paid by SIERRA MADRE against any NSR Royalty payments due MINERA APOLO. However, MINERA APOLO shall not receive a net NSR Royalty payment in any year of production less than the amount called for in the above Advance Minimum Royalty schedule.

   E.  NSR ROYALTY.

   SIERRA MADRE shall pay MINERA APOLO, quarterly in arrears, a 3% NSR Royalty, in accordance with mining industry standards, from any production of minerals from the Mining Concessions. The NSR Royalty shall be paid to MINERA APOLO by not later than the 45th (forty-fifth) day following the end of each quarter.

   F.  TRANSFER OF RIGHTS.

   a) SIERRA MADRE shall be entitled to lease, sell or assign its interest in the Agreement to a wholly owned subsidiary or to a legal entity in which it has more than a 50% (fifty percent) equity interest, or which has more than a 50% (fifty percent) equity interest in it. In any such transfer, the acquiring party shall agree, in advance, to be legally bound by the terms and conditions of the Agreement; and



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   b)  Until SIERRA MADRE produces a Scoping Study, elects to proceed with the development of a mine and, as a result, obtains title to the Mining Concessions, pursuant to Clause Second I (C)(d), above, SIERRA MADRE shall not have the right to lease, sell or assign the total or any portion of its interest in the Agreement to an unaffiliated third party without the prior approval of MINERA APOLO, which shall not be unreasonably withheld. After SIERRA MADRE obtains title to the Mining Concessions, SIERRA MADRE shall have the absolute right to lease, sell or assign its interests in the Mining Concessions to any party. However, in either case, the acquiring party shall agree, in advance, to be legally bound by the terms and conditions of the Agreement. If, after having obtained title, SIERRA MADRE were to decide to cancel any of the Mining Concessions, without offering the Mining Concession(s) to a third party, SIERRA MADRE shall first notify, in writing, and offer the Mining Concession to MINERA APOLO, which shall have 30 (thirty) days from date of SIERRA MADRE'S notice to elect to acquire the Mining Concession(s).

   G.  TERMINATION.

   a) MINERA APOLO shall not have the right to terminate the Agreement unless SIERRA MADRE is in default of any of its obligations under the Agreement. MINERA APOLO must provide SIERRA MADRE notice of any default, and SIERRA MADRE shall have 60 (sixty) days to cure the default, before MINERA APOLO, at its option, can demand fulfillment in a court of law or terminate the Agreement; and

   b) SIERRA MADRE shall have the right to terminate the Agreement at any time and for any reason, by providing 30 (thirty) days advance written notice of termination to MINERA APOLO. Once the notice is effective, SIERRA MADRE shall: 1.) Forfeit all payments made to date to MINERA APOLO, 2.) Be relieved of making any future royalty-related payments to MINERA APOLO, 3.) Pay MINERA APOLO the difference, if any, between the cumulative work commitments for the calendar year of termination and SIERRA MADRE'S cumulative actual expenditures on the Mining Concessions as of the effective date of termination, 4.) Transfer title to the Mining Concessions to MINERA APOLO, assuming MINERA APOLO has transferred title to the Mining Concessions to SIERRA MADRE, 5.) Deliver all technical and accounting information and records to MINERA APOLO, free of charge, 6.) Pay all mining taxes due on the Mining Concessions until the end of the calendar year of termination, and 7.) Deliver to MINERA APOLO the detailed final report or, if applicable, the Scoping Study, as provided for in Clause Second I (B)(c), above.




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   H.  AREA OF INTEREST.

   a) MINERA APOLO shall be prohibited from acquiring, by whatever means, a new concession located within an area of 5 (five) kilometers from the Mining Concessions, without first offering the concession, in writing and in advance, to SIERRA MADRE. SIERRA MADRE shall have 60 (sixty) days from receiving MINERA APOLO'S written offer to notify MINERA APOLO if it wishes to acquire the concession. If SIERRA MADRE elects to acquire the concession, the concession shall be registered in SIERRA MADRE'S name and shall form part of the Mining Concessions, as defined in this Letter of Intent, and will be subject to conditions of the Agreement; and

   b) If SIERRA MADRE were to acquire, by whatever means, a new concession located within an area of 5 (five) kilometers from the Mining Concessions, the concession shall form part of the Mining Concessions, as defined in this Letter of Intent, and will be subject to conditions of the Agreement.

   I.  CONFIDENTIALITY

   Each of the Parties to the Agreement shall undertake and agree:

   a) Not to use in any way any Confidential Information of the other Party or the Mining Concessions without the prior approval of that other Party;

   b) Not to disclose to any person or assist or make it possible for any person to observe any Confidential Information of the other Party or the Mining Concessions, without the prior approval of that the other Party or otherwise in accordance with the provisions of this Clause; and

   c) Not to allow or assist or make it possible for any person (other than the Party) to observe any Confidential Information of the other Party or the Mining Concessions, without the prior approval of that other Party.

   Nothing in this Clause prohibits the disclosure of Confidential Information by any Disclosing Party:

   (i.)  To any corporation or other entity affiliated with the Disclosing
         Party;

   (ii) If and to the extent required pursuant to any applicable legislation or other legal requirement or pursuant to the rules or regulations of any recognized stock exchange which are applicable to the Disclosing Party or any entity affiliated with the Disclosing Party, PROVIDED HOWEVER that the Disclosing Party will use its best endeavors to provide a copy of any such disclosure or announcement to the other Party prior to making or releasing the same;



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   (iii) If and to the extent that it may be necessary or desirable to disclose the information to any government or governmental authority or agency in connection with applications for any government consents which are necessary to carry out the Agreement;

   (iv) To a recognized financial institution (and its professional advisers) or other fiduciary in connection with any loan or other financial accommodation sought to be arranged by the Disclosing Party for purposes of the Agreement;

   (v) To professional advisers (including legal advisers) and consultants of the Disclosing Party whose duties in relation to the Disclosing Party or under the Agreement necessarily require the disclosure;

   (vi) To employees, officers, representatives, and agents of the Disclosing Party whose duties in relation to the Disclosing Party or under the Agreement necessarily require the disclosure; or

   (vii) Pursuant to a binding order of any court of competent jurisdiction or other competent authority;

   The provisions of this Clause shall survive and continue to bind the Parties following termination of the Agreement, except that if the Agreement is terminated in accordance with Clause Second I (G), above, MINERA APOLO shall be free to disclose any Confidential Information related and limited directly to the Mining Concessions, but not related to SIERRA MADRE, to third parties for the purpose of promoting and obtaining new investors in the Mining Concessions.

   The undertakings and agreements contained in the Agreement shall be in addition to and shall in no way derogate from the obligations of the Parties in respect of secret and confidential information at law, in equity or under any statute or trade or profession custom or use.

   J.  INDEMNIFICATION

   a) MINERA APOLO agrees to indemnify and hold SIERRA MADRE harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of SIERRA MADRE'S counsel) that may be incurred by SIERRA MADRE relating to or arising out of any breach of the representations and warranties made by MINERA APOLO in the Agreement, which cannot be cured or, if curable, has not been cured within 60 (sixty) calendar days following the delivery of SIERRA MADRE'S written notification of such default to MINERA APOLO; and



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   b)    SIERRA MADRE agreeS to indemnify and hold MINERA APLOLO harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of MINERA APOLO'S counsel) that may be incurred by MINERA APOLO relating to or arising out of any breach of the representations and warranties made by SIERRA MADRE in the Agreement, which cannot be cured or, if curable, has not been cured within 60 (sixty) calendar days following the delivery of MINERA APOLO'S written notification of such default to SIERRA MADRE.

   K.  FORCE MAJEURE

   a) The obligations of the Parties may be suspended for the time when they are unable to perform same due to force majeure or due to any event outside of their control, including but not limited to (hereafter, the "Event"):

   i) Fire, explosion, earthquake, hurricane, storm, flood, drought, or other event of adverse environmental conditions;

   ii) War, rebellion, act of terrorism, guerrilla acts, social disruption, insurrection or invasion;

   iii) Strike, work stoppage or other analogous labor dispute, taking of control of installations, obstruction, agrarian intrusion, and acts or omissions of indigenous groups, non-governmental organizations, or environmental groups, or groups with similar interests;

   iv) Acts of authorities, suit or other type of judicial determination, disqualification from of obtaining permits, consents, licenses, concessions, authorizations, and opinions;

   v) Work accidents, failures or defects in equipment, machinery or installations; and

   vi) In general, any other analogous events totally out of the will and control of the Parties, which prevent them from fulfilling, all or any, of their obligations.

   b) The Party in the cases described in the foregoing section shall notify ("Notice") the Event to the other Party as soon as possible, explaining the origin and the nature of the Event and the time estimated for its duration. The affected Party shall resume performance of its obligations as soon as possible.



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   c)    The Parties shall contribute proportionally to eliminating or reducing the cause or event that prevents or delays Development of the Project, or that in any way endangers the assets used in the Development of the Project or the possibility of performance of the operation.

   d) If after six months from the date of Notice, the Event still prevails and insufficient efforts have been made to remedy the Event, the other Party shall have the right to terminate this Agreement.

THIRD.  NOTICES AND NOTIFICATIONS.

All notices and communications that the Parties must give in relation to this Letter of Intent shall be done in writing. Such notices and communications shall bind the Parties when personally delivered or sent by means that assure actual receipt of notice with proof of same, and are duly addressed to the Party that corresponds at its last address stated for purposes hereof, which until there is a communication to the contrary should be understood as being the following:

        "MINERA APOLO"

        Minera Apolo S.A. de C.V.
        Pasaje Verdi 158-1
        San Luis Potosi, SLP
        78280 Mexico

        (Tel/Fax) (444) 815-1293

        Attention: Mr. Donald F. McLeroy

        "SIERRA MADRE"

        Sierra Madre Resources S.A. de C.V.
        San Francisco No. 656-601
        Col. Del Valle, C.P. 03100
        Mexico, D.F.

        (Tel) (555) 536-2028 / 3014 (Fax) (555) 543-7307

        Attention: Licenciado Victor Garcia Jimenez




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Any notices or communications from MINERA APOLO to SIERRA MADRE shall also be copied to

        "CAN-CAL"

        Can-Cal Resources Ltd.
        2500 Vista Mar Drive
        Las Vegas, NV USA
        89128

        (Tel) 702-243-1849 (Fax) 702-243-1869

        Attention: Mr. Anthony F. Ciali

Any change in the above mentioned addresses shall be notified by one Party to the other, when it occurs.

FOURTH. APPLICABLE LAWS AND COURTS.

For every thing not expressly stipulated in this Letter of Intent, the Parties submit themselves to the applicable laws in the City of San Luis Potosi, State of San Luis Potosi, Mexico especially those relating to the Mining Law and its Regulations, the Federal Duties Law, the Commerce Code and the Federal Civil Code, and the Parties also agree to submit to the jurisdiction of the competent courts in the City of San Luis Potosi, State of San Luis Potosi, Mexico waiving to the jurisdiction of any other courts to which they may be entitled by reason of their present or future domiciles

FIFTH.  TOTAL AGREEMENT OF THE PARTIES.

This Letter of Intent reflects the total agreement between the Parties with regard to its purpose, and, therefore, it cancels and voids any other agreement or letter of intent entered into between the Parties for the same purpose. The Parties agree to have the signed and binding English version of the Letter of Intent timely translated into the Spanish version and signed.

SIXTH.  LANGUAGE.

This Letter of Intent will be signed in Spanish and English language, but in case of controversy or interpretation, the Spanish version will prevail over the English version.




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SEVENTH VICE OF THE CONSENT

This Letter of Intent has neither been negotiated nor signed under the influence or determination of fraud, bad faith, violence, illicit actions, error, without capacity or any another vice of the consent.


AGREEING WITH ITS CONTENT, THE PARTIES SIGN THIS LETTER OF INTENT IN DUPLICATE, MINERO APOLO IN THE CITY OF SAN LUIS POTOSI, STATE OF SAN LUIS POTOSI, THE DAY 31ST OF MARCH OF 2005 AND SIERRA MADRE IN MEXICO CITY, FEDERAL DISTRICT THE DAY 31ST OF MARCH OF 2005, WITH A SIGNED COPY PROVIDED TO EACH OF THE PARTIES.


        "MINERA APOLO":                            "SIERRA MADRE":

MINERA APOLO S.A. de C. V.                SIERRA MADRE RESOURCES, S. A. de C. V.



  /s/  Dondal F. McLeroy                   /s/  Licenciado Victor Garcia Jimenez
----------------------------------       -------------------------------------
Mr. Donald F. McLeroy                    Licenciado Victor Garcia Jimenez
President



















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